UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 4, 2010

Cogo Group, Inc.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

000-02642	52-0466460
(Commission File Number)	(IRS Employer Identification No.)

c/o Cogo Group, Room 1001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 518057, PRC

(Address of principal executive offices and zip Code)

011-86-755-267-4327

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operations and Financial Condition.

On February 4, 2010, Cogo Group, Inc. (the “Company”) issued a press release containing certain financial information for the quarter and year ended December 31, 2009.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

As provided in General Instruction B.2 of SEC Form 8-K, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01           Other Events.

On February 4, 2010, the Company’s Board of Directors authorized a stock repurchase program.

Pursuant to the authorization of the Board of Directors, the Company may repurchase up to 5 million shares of its outstanding common stock on the open market or in negotiated transactions.  The timing and the amount of any repurchases will be determined by the Company's management, based on its evaluation of market conditions and other factors. Under the repurchase program, there is no time limit for the stock repurchases, nor is there a minimum number of shares that the Company intends to repurchase. The repurchase program may be suspended or discontinued at any time without prior notice.

Item 9.01           Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Cogo Group, Inc. Press Release dated February 4, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGO GROUP, INC. By: /s/ Frank Zheng Name: Frank Zheng Title: Chief Financial Officer

Dated: February 4, 2010

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Exhibit Index

Exhibit No.	Description

99.1	Cogo Group, Inc. Press Release dated February 4, 2010

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